UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2008

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BAYWOOD INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	000-22024	77-0125664
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260

 (Address of Principal Executive Office) (Zip Code)

(480) 951-3956

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

Acquisition of Skae Beverage International, LLC

Effective September 9, 2008, together with our wholly-owned subsidiary Baywood New Leaf Acquisition, Inc., a Nevada corporation, we entered into an Asset Purchase Agreement with Skae Beverage International, LLC, a Delaware limited liability company, and Eric Skae, an individual.  Pursuant to the Asset Purchase Agreement, we purchased substantially all of the rights and assets of Skae Beverage International’s business, including but not limited to its equipment, inventory, accounts receivable, cash and cash equivalents, intellectual property, records, goodwill, licenses, assumed contracts and the name “New Leaf” and any variant thereof.  Certain rights and assets were excluded from the purchased assets as set forth in the Asset Purchase Agreement.  Prior to our acquisition, Mr. Skae owned all of the outstanding equity interests of Skae Beverage International.

In exchange for the foregoing, we agreed to pay an aggregate purchase price of $3,800,000 and assume certain liabilities of Skae Beverage International.  The $3,800,000 purchase price is comprised of a series of 8% Subordinated Promissory Notes in the aggregate principal amount of $1,000,000 to various creditors of Skae Beverage International, including Mr. Skae, referred to as the “Skae Family and Friends Note,” as well as a payment to Skae Beverage International of $2,800,000 payable in a combination of cash and securities comprised of:

•

$400,000 in cash;

•

$1,000,000 principal amount of an 8% Convertible Subordinated Promissory Note, referred to as the “$1,000,000 Note;”

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$100,000 principal amount of an 8% Convertible Subordinated Promissory Note, referred to as the “$100,000 Note;” and

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1,444,444 shares of our restricted common stock valued at $1,300,000.

In addition, if earned, we agreed to pay Mr. Skae a deferred payment, referred to as an “Earnout Payment” on the 120th day following the first, second and third anniversaries of the closing date in the event certain financial milestones are met for the 12 month periods ending on September 30, 2009, September 30, 2010 and September 30, 2011, each referred to as a “Reference Year.”  The Earnout Payments may not exceed an aggregate of $4,776,100.  Mr. Skae may elect to convert all or any part of an Earnout Payment into shares of our restricted common stock at a conversion price equal to $1.00, $1.50 and $2.00 per share, with respect to any Earnout Payment relating to the first, second and third Reference Year, respectively, subject to adjustment for stock splits, reverse stock splits, consolidations or other similar actions by us.

The Skae Family and Friends Notes  accrue interest at a rate of 8% per year and are payable as to (i) no less than $25,000 and no more than $50,000 every three months commencing on the first anniversary of the issuance date and (ii) any and all remaining principal and any accrued but unpaid interest are due in a single lump sum on the fifth anniversary of the issuance date.  Any interest accrued during the 12 month period following issuance shall be due and payable in arrears on the first anniversary of the date issued. Any accrued interest during the 48 months following the first anniversary of the issuance shall be payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date issued. We may prepay the Skae Family and Friends Notes in whole or in part at any time without premium or penalty or discount, together with accrued interest to the date of payment on the principal amount prepaid. Upon an event of default, the holder may convert all or any portion of the Skae Family and Friends Note into shares of our restricted common stock at an initial conversion price of the greater of (i) 60% of the average of the last reported closing price of a share of our common stock for the 20 business days immediately preceding such day of determination, and (ii) $0.85, subject to adjustment.  In order to prevent dilution, if (i) is lower than (ii) on the day of conversion, we must pay to the holder additional compensation as set forth in the Skae Family and Friends Note. Upon the happening of any event of default, the entire principal and all accrued but unpaid interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable.

The $1,000,000 Note and the $100,000 Note, together the “Notes,” have substantially similar terms except with respect to the principal amount, conversion and prepayment.  The $1,000,000 Note is convertible in whole or in part into shares of our restricted common stock at any time, however we may prepay the $1,000,000 Note at any time without penalty, together with accrued interest to the date of payment on the principal amount prepaid.   The $100,000 Note is convertible in whole or in part at any time from and after September 8, 2009 into shares of our restricted common stock.   Both Notes are convertible at $1.50 per share, subject to adjustment. The Notes are payable in full on the fifth anniversary of the issuance date.  Notwithstanding the foregoing, Skae Beverage International has the right, exercisable by notice in writing at any time on or after February 28, 2009, to declare $150,000 of the principal amount of the $1,000,000 Note to be due and payable on March 31, 2009, if such amount is requested by Skae Beverage International or Eric Skae to satisfy liabilities arising from the transactions contemplated by the Asset Purchase Agreement.  Interest accrues on the Notes at a rate of 8% per year.  Any interest accrued during the 12 month period following issuance is due and payable in arrears on the first anniversary of the date of issuance.  Any accrued interest during the 48 months following the first anniversary of the issuance is payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date of issuance.  Upon the happening of any event of default, the entire principal and all interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering.  No advertising or general solicitation was employed in offering the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

Employment Agreement with Eric Skae

Effective September 9, 2008, upon the closing of the Asset Purchase Agreement described above, we entered into an employment agreement with Mr. Skae, referred to as the “Employment Agreement,” whereby Mr. Skae agreed to serve as Vice President of our Company and President of our wholly-owned subsidiary, Baywood New Leaf Acquisition, Inc.  Additionally, pursuant to the Asset Purchase Agreement and the Employment Agreement, we agreed to cause our board of directors to appoint Mr. Skae to serve on our board within 30 days of the closing of the Asset Purchase Agreement.  We further agreed to maintain this appointment, subject to approval by our shareholders in accordance with our Articles of Incorporation and our By-laws, for the longer of (i) such period as we owe Mr. Skae an amount exceeding $150,000 in connection with the sale and purchase of the assets described above or (ii) Mr. Skae is employed by Baywood New Leaf Acquisition in the office of President, or such other office where the duties are materially similar to those duties as President.  We agreed to reimburse Mr. Skae’s reasonable expenses as a member of our board in accordance with our reimbursement policy as it may be amended from time to time.

Pursuant to the terms of the Employment Agreement, Mr. Skae’s primary responsibility will be to oversee the operation of the business formerly conducted by Skae Beverage International as well as other duties and responsibilities as shall be assigned to him by our Chief Executive Officer and board of directors.  In addition to receiving an annual base salary of $175,000 and benefits as compensation for his services, Mr. Skae will be entitled to an annual achievement bonus award based on 4% of the net profits of the business formerly conducted as Skae Beverage International, referred to as an “Annual Bonus,” and provided he meets certain performance criteria established by our board, an annual 5% increase in his base salary.  The Annual Bonus may not be less than $50,000 per year, prorated for partial fiscal years.  Mr. Skae will also be entitled to options to purchase 250,000 shares of our common stock pursuant to our 2008 Stock Option Plan.  These options will have an exercise price equal to the market price on the initial grant date and vest as to 20% on the initial grant date and 20% on each anniversary following the initial grant date.  The options will expire if not exercised within five years after the vesting date.  We will also provide Mr. Skae with the option to participate in any of our benefit plans which we make generally available to other similarly situated senior level employees performing similar functions as Mr. Skae and we will maintain key man life insurance on the life of Mr. Skae in the amount of $2,500,000 for the benefit of our Company.  Further, we agreed to provide Mr. Skae with a monthly automobile allowance of $750 per month.

The Employment Agreement has a term of five years. We have the right to terminate the Employment Agreement with Mr. Skae, with or without cause, upon written notice.  Mr. Skae may terminate the Employment Agreement for good reason at any time, or without cause upon 30 days written notice.  In the event we terminate without cause, or if Mr. Skae terminates for good reason, and he is not in breach of certain representations set forth in the Employment Agreement including customary non-compete, non-solicitation and confidentiality representations, he will be entitled to receive a base salary for the remainder of the term as well as medical benefits for the lesser of (i) 12 months following such termination or (ii) the remainder of the term, had such termination not occurred.  In addition, Mr. Skae will be entitled to receive the Annual Bonus he would have received at the end of the fiscal year of such termination or a pro rata portion of such Annual Bonus if he was not employed for the first six months of the fiscal year in which his employment terminated.

The foregoing description of the Asset Purchase Agreement, Intellectual Property Assignment, Bill of Sale, Assumption Agreement, Form of Release and Cancellation, Release and Cancellation, Skae Family and Friends Note, $1,000,000 Note, $100,000 Note and  Employment Agreement does not purport to be complete and each is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01

Financial Statements and Exhibits.

EXHIBIT

NUMBER

DESCRIPTION

10.1

Asset Purchase Agreement by and among the Company, Baywood New Leaf Acquisition, Inc., Skae Beverage International, LLC, and Eric Skae, dated September 9, 2008 (filed herewith).

10.2

Intellectual Property Assignment by and among the Company and Baywood New Leaf Acquisition, Inc. on the one hand, and Skae Beverage International, LLC, and Eric Skae on the other hand, dated September 9, 2008 (filed herewith).

10.3

Bill of Sale and Assignment from Skae Beverage International, LLC, to the Company, Baywood New Leaf Acquisition, Inc. and Eric Skae, dated September 9, 2008 (filed herewith).

10.4

Assumption Agreement by and among the Company, Baywood New Leaf Acquisition, Inc., Skae Beverage International, LLC, and Eric Skae, dated September 9, 2008 (filed herewith).

10.5

Form of Release and Cancellation, dated September 9, 2008 (filed herewith).

10.6

Release and Cancellation by Eric Skae in favor of the Released Parties, dated September 9, 2008 (filed herewith).

10.7

Form of 8% Subordinated Promissory Note, issued by the Company to the creditors signatory thereto, dated September 9, 2008 (filed herewith).

10.8

8% Convertible Subordinated Promissory Note for $1,000,000, issued by the Company to Skae Beverage International, LLC, dated September 9, 2008 (filed herewith).

10.9

8% Convertible Subordinated Promissory Note for $100,000, issued by the Company to Skae Beverage International, LLC, dated September 9, 2008 (filed herewith).

10.10

Employment Agreement between the Company and Eric Skae, dated September 9, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2008	By:	/s/ Neil Reithinger
	Name:	Neil Reithinger Chief Executive Officer
Title: